Exhibit 99.2

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned officer of FairMarket, Inc. (the “Company”) hereby certifies that the Company’s quarterly report on Form 10-Q for the three months ended March 31, 2003 (the “Report”), as filed with the Securities and Exchange Commission on the date hereof, fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, as amended, and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company. This certification is provided solely pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, and shall not be deemed to be part of the Report or “filed” for any purpose whatsoever. A signed original of this written statement required by Section 906 has been provided to FairMarket, Inc. and will be retained by FairMarket, Inc. and furnished to the Securities and Exchange Commission upon request.

Date: May 9, 2003

/s/ Janet Smith
Janet Smith
Chief Financial Officer